EXHIBIT 12.1

                        BANKUNITED FINANCIAL CORPORATION
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                       NINE MONTHS
                                                          ENDED
                                                         JUNE 30,              FOR THE YEARS ENDED SEPTEMBER 30,
                                                    -----------------   -----------------------------------------------
                                                     1997      1996      1996      1995      1994      1993      1992
                                                    -------   -------   -------   -------   -------   -------   -------
Fixed charges (excluding interest on deposits):

Interest on Borrowings                              $15,190   $10,379   $13,832   $ 8,455   $ 4,951   $ 1,949   $ 1,888

Rent (33%)                                              394       214       302       320       256       202       205
                                                    -----------------   -----------------------------------------------
   Total fixed charges                               15,584    10,593    14,134     8,775     5,207     2,151     2,093
Income fixed charges
  extraordinary items                                 9,027     4,431     4,243     9,981     3,607     6,356     4,248
                                                    -----------------   -----------------------------------------------
                                                    $24,611   $15,024   $18,377   $18,756   $ 8,814   $ 8,507   $ 6,341
                                                    =================   ===============================================

Total fixed charges                                 $15,584   $10,593   $14,134   $ 8,775   $ 5,207   $ 2,151   $ 2,093
Preferred stock dividends on a pretax basis           3,495     2,595     3,460     3,536     3,016     2,386     1,373
                                                    -----------------   -----------------------------------------------

   Combined fixed charges and
     preferred stock dividends                      $19,079   $13,188   $17,594   $12,311   $ 8,223   $ 4,537   $ 3,466
                                                    =================   ===============================================

Ratio of earnings to combined fixed charges
  and preferred stock dividends                      1.29:1    1.14:1    1.05:1    1.52:1    1.07:1    1.87:1    1.83:1
                                                    =================   ===============================================


Fixed charges (including interest on deposits):

Interest on Deposits                                $34,823   $14,555   $20,791   $17,849   $11,344   $10,261   $12,134
Interest on Borrowings                               15,190    10,379    13,832     8,456     4,951     1,949     1,888
Rent (33%)                                              394       214       302       320       256       202       205
                                                    -----------------   -----------------------------------------------
     Total fixed charges                             50,407    25,148    34,925    26,625    16,551    12,412    14,227

Income before income taxes and
  extraordinary items                                 9,027     4,431     4,243     9,981     3,607     6,356     4,248
     Earnings                                       $59,434   $29,579   $39,168   $36,606   $20,158   $18,768   $18,475
                                                    =================   ===============================================

Total fixed charges                                 $50,407   $25,148   $34,925   $26,625   $16,551   $12,412   $14,227
Preferred stock dividends on a pretax basis           3,495     2,595     3,460     3,536     3,016     2,386     1,373
                                                    -----------------   -----------------------------------------------

   Combined fixed charges and
     preferred stock dividends                      $53,902   $27,743   $38,385   $30,161   $19,567   $14,798   $15,600
                                                    -----------------   -----------------------------------------------

Ratio of earnings to combined fixed charges
  and preferred stock dividends                      1.11:1    1.07:1    1.02:1    1.21:1    1.03:1    1.27:1    1.18:1
                                                    -----------------   -----------------------------------------------
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